News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	August 3, 2011
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2011
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the second quarter ended June 30, 2011.
Net income allocable to common shareholders for the three months ended June 30, 2011 was $11.4 million, or $0.46 per diluted share, on revenues of $73.2 million compared to $9.2 million, or $0.37 per diluted share, on revenues of $69.6 million for the same period in 2010. Net income allocable to common shareholders for the six months ended June 30, 2011 was $27.9 million, or $1.13 per diluted share, on revenues of $146.9 million compared to $21.0 million, or $0.85 per diluted share, on revenues of $136.4 million for the same period in 2010.
Revenues for the three months ended June 30, 2011 increased $3.6 million, or 5.2%, over the same period in 2010 as a result of an increase from Non-Same Park facilities of $6.3 million partially offset by a decrease from the Same Park portfolio of $2.7 million due to decreases in rental and occupancy rates. Net income allocable to common shareholders for the three months ended June 30, 2011 increased $2.1 million over the same period in 2010 primarily as a result of the impact from the redemptions and repurchases of preferred equity and the increase in net operating income from Non-Same Park facilities, partially offset by an increase in depreciation expense primarily related to 2010 property acquisitions.
Revenues for the six months ended June 30, 2011 increased $10.5 million, or 7.7%, over the same period in 2010 as a result of an increase from Non-Same Park facilities of $15.3 million partially offset by a decrease from the Same Park portfolio of $4.9 million due to decreases in rental and occupancy rates. Net income allocable to common shareholders for the six months ended June 30, 2011 increased $7.0 million over the same period in 2010 primarily as a result of the impact from the redemptions and repurchases of preferred equity and the increase in net operating income from Non-Same Park facilities, partially offset by the gain on the sale of a real estate facility in 2010, with no such gain in 2011, combined with an increase in depreciation expense primarily related to 2010 property acquisitions.
Funds From Operations
Funds from operations (“FFO”) allocable to common and dilutive shares for the three months ended June 30, 2011 and 2010 were $35.8 million, or $1.11 per common and dilutive share, and $30.7 million, or $0.96 per common and dilutive share, respectively. FFO allocable to common and dilutive shares for the six months ended June 30, 2011 and 2010 were $78.2 million, or $2.43 per common and dilutive share, and $59.0 million, or $1.84 per common and dilutive share, respectively. The increase in FFO per common and dilutive share for the three and six months ended June 30, 2011 over the same periods in 2010 was primarily as a result of the impact from the redemptions and repurchases of preferred equity and the increase in net operating income from Non-Same Park facilities.

The following table summarizes the impact of the gain on repurchase of preferred equity below par, non-cash distributions related to the redemptions of preferred equity and acquisition transaction costs on the Company’s FFO per common and dilutive share for the three and six months ended June 30, 2011 and 2010:

	For The Three Months			For The Six Months
	Ended June 30,			Ended June 30,
	2011	2010	Change	2011	2010	Change

FFO per common and dilutive share, before non-cash and other adjustments	$1.12	$1.06	5.7%	$2.21	$1.98	11.6%
Gain on the repurchase of preferred equity	—	—	—	0.23	—	100.0%
Non-cash distributions related to the redemption of preferred equity	—	(0.08)	(100.0%)	—	(0.08)	(100.0%)
Acquisition transaction costs	(0.01)	(0.02)	(50.0%)	(0.01)	(0.06)	(83.3%)

FFO per common and dilutive share, as reported	$1.11	$0.96	15.6%	$2.43	$1.84	32.1%

Property Operations
In order to evaluate the performance of the Company’s overall portfolio over comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2010 are referred to as “Non-Same Park.” For the three and six months ended June 30, 2011 and 2010, the Same Park facilities constitute 19.2 million rentable square feet, which includes all assets in continuing operations that the Company owned from January 1, 2010 through June 30, 2011, representing 88.5% of the total square footage of the Company’s portfolio as of June 30, 2011.
The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2011 and 2010 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months			For The Six Months
	Ended June 30,			Ended June 30,
	2011	2010	Change	2011	2010	Change
Rental income:
Same Park (19.2 million rentable square feet) (1)	$63,328	$66,028	(4.1%)	$127,472	$132,332	(3.7%)
Non-Same Park (2.5 million rentable square feet) (2)	9,725	3,404	185.7%	19,093	3,748	409.4%

Total rental income	73,053	69,432	5.2%	146,565	136,080	7.7%

Cost of operations:
Same Park	20,554	20,309	1.2%	42,486	42,943	(1.1%)
Non-Same Park	3,659	1,167	213.5%	7,435	1,274	483.6%

Total cost of operations	24,213	21,476	12.7%	49,921	44,217	12.9%

Net operating income (3):
Same Park	42,774	45,719	(6.4%)	84,986	89,389	(4.9%)
Non-Same Park	6,066	2,237	171.2%	11,658	2,474	371.2%

Total net operating income	48,840	47,956	1.8%	96,644	91,863	5.2%

Other income and expenses:
Facility management fees	169	163	3.7%	347	336	3.3%
Interest and other income	43	91	(52.7%)	137	200	(31.5%)
Interest expense	(1,145)	(856)	33.8%	(2,360)	(1,711)	37.9%
Depreciation and amortization	(21,023)	(18,560)	13.3%	(41,777)	(36,638)	14.0%
General and administrative	(1,530)	(1,613)	(5.1%)	(3,100)	(3,245)	(4.5%)
Acquisition transaction costs	(218)	(787)	(72.3%)	(218)	(1,904)	(88.6%)

Income from continuing operations	$25,136	$26,394	(4.8%)	$49,673	$48,901	1.6%

Same Park gross margin (4)	67.5%	69.2%	(2.5%)	66.7%	67.5%	(1.2%)
Same Park weighted average occupancy	90.8%	91.8%	(1.1%)	90.9%	91.6%	(0.8%)
Same Park annualized realized rent per square foot (5)	$14.49	$14.95	(3.1%)	$14.57	$15.01	(2.9%)

(1)	See above for a definition of Same Park.

(2)	See above for a definition of Non-Same Park.

(3)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.

(5)	Same Park realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.
Credit Facility
Subsequent to June 30, 2011, the Company modified and extended the terms of its credit facility. Under the terms of the revised agreement, the borrowing limit was increased to $250.0 million and the expiration date was extended to August 1, 2015. Based on the Company’s current credit ratings, the rate of interest charged on borrowings will be at LIBOR plus 1.10% with an annual facility fee of 0.15%. As of June 30, 2011, the Company had $17.5 million outstanding on its credit facility, which was subsequently reduced to $10.0 million. The Company intends to use the credit facility to fund the repayment of the $116.0 million note payable to affiliate, which matures August 9, 2011.
Property Acquisition
On June 1, 2011, the Company acquired a 140,000 square foot multi-tenant office building, known as the Warren Building, located in Tysons Corner, Virginia, for a purchase price of $27.1 million. In connection with the acquisition, the Company incurred and expensed acquisition transaction costs of $218,000 for the three and six months ended June 30, 2011.
Property Held for Disposition
The Company is currently under contract to sell Westchase Corporate Park, a 177,000 square foot flex park consisting of 13 buildings in Houston, Texas, for $9.8 million. The Company anticipates closing on the sale in August, 2011 and has classified the asset as held for disposition.
Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended June 30, 2011:

Ratio of FFO to fixed charges (1)	41.5x
Ratio of FFO to fixed charges and preferred distributions (1)	4.1x
Debt and preferred equity to total market capitalization (based on common stock price of $55.10 at June 30, 2011)	30.8%
Available balance under the $100.0 million unsecured credit facility at June 30, 2011	$82.5 million

(1)	Fixed charges include interest expense of $1.1 million.

Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 30, 2011 to shareholders of record on September 15, 2011.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Series R	6.875%	$0.429688
Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2011, PSB wholly owned 21.9 million rentable square feet with approximately 4,100 customers located in eight states, concentrated in California (5.8 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.4 million sq. ft.), Maryland (2.4 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).
Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Thursday, August 4, 2011, at 10:00 a.m. (PDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 83556084. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 11, 2011 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$2,936	$5,066

Real estate facilities, at cost:
Land	569,125	562,678
Buildings and equipment	1,806,582	1,773,682

	2,375,707	2,336,360

Accumulated depreciation	(809,810)	(772,407)

	1,565,897	1,563,953

Properties held for disposition, net	6,686	6,671
Land held for development	6,829	6,829

	1,579,412	1,577,453

Rent receivable	3,214	3,127
Deferred rent receivable	22,660	22,277
Other assets	11,067	13,134

Total assets	$1,619,289	$1,621,057

LIABILITIES AND EQUITY

Accrued and other liabilities	$51,553	$53,421
Credit facility	17,500	93,000
Note payable to affiliate	116,000	—
Mortgage notes payable	48,184	51,511

Total liabilities	233,237	197,932

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 23,942 shares issued and outstanding at June 30, 2011 and December 31, 2010	598,546	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,716,144 and 24,671,177 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	246	246
Paid-in capital	560,169	557,882
Cumulative net income	833,524	784,616
Cumulative distributions	(790,403)	(747,762)

Total PS Business Parks, Inc.’s shareholders’ equity	1,202,082	1,193,528
Noncontrolling interests:
Preferred units	5,583	53,418
Common units	178,387	176,179

Total noncontrolling interests	183,970	229,597

Total equity	1,386,052	1,423,125

Total liabilities and equity	$1,619,289	$1,621,057

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Revenues:
Rental income	$73,053	$69,432	$146,565	$136,080
Facility management fees	169	163	347	336

Total operating revenues	73,222	69,595	146,912	136,416

Expenses:
Cost of operations	24,213	21,476	49,921	44,217
Depreciation and amortization	21,023	18,560	41,777	36,638
General and administrative	1,748	2,400	3,318	5,149

Total operating expenses	46,984	42,436	95,016	86,004

Other income and expenses:
Interest and other income	43	91	137	200
Interest expense	(1,145)	(856)	(2,360)	(1,711)

Total other income and expenses	(1,102)	(765)	(2,223)	(1,511)

Income from continuing operations	25,136	26,394	49,673	48,901

Discontinued operations:
Income from discontinued operations	171	96	307	277
Gain on sale of real estate facility	—	—	—	5,153

Total discontinued operations	171	96	307	5,430

Net income	$25,307	$26,490	$49,980	$54,331

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$3,362	$2,749	$8,262	$6,261
Noncontrolling interests — preferred units	100	1,752	(7,190)	3,134

Total net income allocable to noncontrolling interests	3,462	4,501	1,072	9,395

Net income allocable to PS Business Parks, Inc.:
Common shareholders	11,374	9,229	27,937	20,974
Preferred shareholders	10,449	12,723	20,899	23,878
Restricted stock unit holders	22	37	72	84

Total net income allocable to PS Business Parks, Inc.	21,845	21,989	48,908	44,936

	$25,307	$26,490	$49,980	$54,331

Net income per common share — basic:
Continuing operations	$0.45	$0.37	$1.12	$0.69
Discontinued operations	$0.01	$—	$0.01	$0.17
Net income	$0.46	$0.38	$1.13	$0.86

Net income per common share — diluted:
Continuing operations	$0.45	$0.37	$1.12	$0.68
Discontinued operations	$0.01	$—	$0.01	$0.17
Net income	$0.46	$0.37	$1.13	$0.85

Weighted average common shares outstanding:
Basic	24,715	24,524	24,700	24,469

Diluted	24,807	24,669	24,800	24,611

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$11,374	$9,229	$27,937	$20,974
Adjustments:
Gain on sale of real estate facility	—	—	—	(5,153)
Depreciation and amortization	21,058	18,666	41,917	36,856
Net income allocable to noncontrolling interests — common units	3,362	2,749	8,262	6,261
Net income allocable to restricted stock unit holders	22	37	72	84

FFO allocable to common and dilutive shares	$35,816	$30,681	$78,188	$59,022

Weighted average common shares outstanding	24,715	24,524	24,700	24,469
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	58	94	67	102
Weighted average common share equivalents outstanding	92	145	100	142

Total common and dilutive shares	32,170	32,068	32,172	32,018

FFO per common and dilutive share	$1.11	$0.96	$2.43	$1.84

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$35,816	$30,681	$78,188	$59,022

Adjustments:
Recurring capital improvements	(1,458)	(1,565)	(2,314)	(3,150)
Tenant improvements	(6,396)	(3,649)	(11,148)	(6,207)
Lease commissions	(1,405)	(1,229)	(2,885)	(2,063)
Straight-line rent	(102)	(391)	(383)	(645)
Stock compensation expense	363	520	822	1,135
In-place lease adjustment	212	136	421	98
Tenant improvement reimbursements, net of lease incentives	(237)	(101)	(432)	(264)
Non-cash distributions related to the redemption of preferred equity	—	2,436	—	2,436
Gain on repurchase of preferred equity, net of issuance costs	—	—	(7,389)	—

FAD	$26,793	$26,838	$54,880	$50,362

Distributions to common and dilutive shares	$14,111	$14,070	$28,225	$28,078

Distribution payout ratio	52.7%	52.4%	51.4%	55.8%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.